United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2014

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amended and Restated Deferred Income Plan

On October 30, 2014, The Laclede Group, Inc. (“Laclede”) Board of Directors, upon the recommendation of the Compensation Committee, adopted and approved The Laclede Group, Inc. Deferred Income Plan for Directors and Selected Executives, as Amended and Restated as of January 1, 2015 (the “Deferred Income Plan”). The Deferred Income Plan is an amendment and restatement of Laclede’s Deferred Income Plan for Directors and Selected Executives dated as of January 1, 2005, as amended (the “2005 DIP”). The Deferred Income Plan affords eligible directors and officers of Laclede (including its named executive officers) and its designated subsidiaries and affiliates the ability to defer the receipt of a portion of their compensation, which will accrue earnings, with such deferrals forming the basis for benefits upon termination, death or disability. The Deferred Income Plan will become effective as of January 1, 2015.

The Deferred Income Plan amends and restates the 2005 DIP with the following features, among others:

•	revises the plan maximums of permitted deferrals to allow certain officers (including the named executive officers) to defer (i) up to 15% of salary (for plan years commencing prior to January 1, 2015) and up to 50% of salary (for plan years commencing on or after January 1, 2015); and (ii) up to 90% of annual incentive compensation (for plan years commencing on or after January 1, 2015).

•	allows directors to defer up to 100% of fees and retainers;

•	provides earnings (“Earning Credits”) on the deferrals based on Moody’s corporate bond average rate (“Moody’s Rate”), plus employer contributions (“Employer Contributions”) made by Laclede based on a contribution percentage (the “Employer Contribution Rate”) ranging from 1% to 3%, which percentage varies depending on the age of the participant at the beginning of that plan year, provided that the Employer Contribution Rate will be increased above 1% to 3% so that the Moody’s Rate plus the Employer Contribution Rate meets a certain minimum total rate ranging from 6% to 9% depending on the age of the participant at the beginning of that plan year;

•	provides death and disability income benefits that are payable in a lump sum following termination of employment due to total disability or death;

•	provides retirement income benefits under the plan payable in annual installments over a 15-year period;

•	provides a lump sum payment to the participant in the event of termination within two years following a change in control. The lump sum payment will be equal to the sum of the participant’s accrued account balance and the present value of Employer Contributions and Earning Credits that would have been made or earned on such accrued account balance through age 65 (or age 71 for directors), based on the Moody’s Rate and Employer Contribution Rate then in effect, subject to a minimum rate of 7%; and

•	clarifies the payout calculation methodologies for payments under the Deferred Income Plan.

The foregoing description of the Deferred Income Plan is qualified in its entirety by reference to the provisions, including defined terms, of the Deferred Income Plan, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	The Laclede Group, Inc. Deferred Income Plan for Directors and Selected Executives, as Amended and Restated as of January 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.

Date: November 4, 2014	By:	/s/ S. Sitherwood
S. Sitherwood President and Chief Executive Officer

Exhibit Index

Number	Exhibit

10.1	The Laclede Group, Inc. Deferred Income Plan for Directors and Selected Executives, as Amended and Restated as of January 1, 2015.